Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2019, with respect to the consolidated financial statements of Aevi Genomic Medicine, Inc. included in the Form 8-K of Cerecor Inc. dated February 3, 2020 and to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015,
(2) Registration Statement (Form S-8 No. 333-207949) pertaining to the 2015 Omnibus Incentive Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan,
(5) Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016,
(6) Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017,
(7) Registration Statement (Form S-8 No. 333-226767) pertaining to the Amended and Restated 2016 Equity Incentive Plan,
(8) Registration Statement (Form S-3 No. 333-227227) as filed on September 7, 2018, and amended on October 2, 2018, and
(9) Registration Statement (Form S-3 No. 333-229283) as filed on January 17, 2019; and
(10) Registration Statement (Form S-3 No. 333-233978) as filed on September 27, 2019, and amended on October 18, 2019.

/s/ Ernst & Young LLP

Philadelphia, PA
February 3, 2020